Exhibit 16

May 31, 2006

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 8 of EASY.COM, INC.'s Form 10KSB dated May 31, 2006, and we agree with the statements made therein.

Yours truly,

/ Michael Johnson & Co. /